EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated April 3, 2013 accompanying the financial statements of this Form 10-K as of December 31, 2012 and for the period then ended.

/s/ Excelsis Accounting Group

Excelsis Accounting Group

Reno, Nevada